Exhibit 1.01

Coherent, Inc.

Conflict Minerals Report

For the year ended December 31, 2016

This Conflict Minerals Report of Coherent, Inc. (“we”, “us” or the “Company”) for calendar year 2016 is provided pursuant to Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this report, unless otherwise defined herein.  This report has been prepared by management and includes all majority-owned subsidiaries of the Company.

Introduction

We are one of the world’s leading providers of lasers and laser-based solutions. Our products feature superior reliability and performance, and provide significant cost advantages for commercial and industrial customers competing in the most demanding markets.

Founded in 1966, we design, manufacture and market laser sources, laser tools and systems, accessories and components for customers across the globe. In addition to laser sources and tools, we also offer leading-edge beam forming and beam guidance systems as well as laser beam measurement and control equipment.  Our laser products include diode-pumped solid state lasers; fiber lasers; CO2, excimer and ion gas lasers; optically pumped semiconductor lasers; semiconductor lasers; and ultrafast lasers.

The capabilities of our products are exceptionally diverse and are used in a wide range of markets and applications, including microelectronics, including semiconductor test and measurement, and advanced packaging; graphic arts and display; materials processing; instrumentation for biotechnology and medical imaging; production of flat panel displays and solar cells; and in advanced engineering, genetics, biology, chemistry, and physics.

Conflict minerals are currently defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together, the “Covered Countries”). Collectively, conflict minerals are known as “3TG” — for tin, tantalum, tungsten, and gold.  3TG are commonly used across the electronics industry generally and are necessary to the functionality and/or production of our products.  Uses of the 3TG include:

•                  Gold is a highly efficient conductor that can carry low voltages and currents and remain free of corrosion. It is used in various Coherent systems as connectors, switch and relay contacts, soldering joints, connecting wires and connection strips.

•                  Tin is commonly used in the electronics industry for coating lead or zinc and steel to prevent corrosion. Tin can also be found in Coherent systems used in solders for joining electronic circuits.

•                  Tungsten is often used for electron emitters and is an important mineral for electrical contact materials as tungsten withstands the conditions of an electric arc. Tungsten is an important component in integrated circuitry used within Coherent systems.

•                  Tantalum is a heat-resistant powder that can hold a high electrical charge; it is an important element in creating capacitors that are used to control current flow in the circuit boards in most Coherent systems.

Reasonable Country of Origin Inquiry (RCOI)

In order to determine the reasonable country of origin of conflict minerals in our products, an internal working group evaluated our supply chain and established a risk-based resource allocation for our RCOI process.  This evaluation is regularly updated. Upon review, it was noted that there has been limited year over year change in our supply chain, and therefore the initial process to create four Conflict Minerals assessment categories was again deemed valid for the 2016 reporting cycle. The Supply Chain Conflict Minerals categories are as follows:

Category	Description	Approximate Category Size
One	High Risk. Suppliers from whom we directly source materials that are either fully comprised of, or largely made from, a 3TG material (example, gold)	35 suppliers
Two	Medium Risk. Suppliers from whom we source subsystems, components or other products which are likely to include 3TG (example, electronic subcomponents)	More than 2,000 suppliers representing over 25,000 unique parts
Three	Low Risk. Commonly used and available (catalog) parts that may contain 3TG materials (example, screws, washers, bolts)
Four	Suppliers which provide products which do not include 3TG (example, a plastic button cover)

Following this category review, we conducted a reasonable country of origin inquiry (RCOI) employing a variety of measures to determine whether the necessary conflict minerals in our products originated from the Covered Countries. Category One suppliers were engaged through direct discussions as well as written survey responses.  We successfully contacted all Category One suppliers who have reported the following Conflict Minerals status to Coherent: 97% use 3TG and are DRC Conflict Free (flat from the 2015 results and an improvement from 93% as reported in the 2014 Conflict Minerals Report); only one supplier has evidence of 3TG minerals use and reported such 3TG minerals as DRC conflict undeterminable.  Coherent will continue to take efforts to identify supply chain risk and determine the source of the 3TG materials; where appropriate, we will pressure our suppliers to find alternate sourcing.

With regards to the large volume of Category Two and Three suppliers, our primary means of determining country of origin is through an active supply-chain survey using the Electronic Industry Citizenship Coalition, Incorporated and Global e-Sustainability Initiative (EICC/GeSI) Conflict Minerals Reporting Template. The EICC/GeSI format has become an industry standard for collecting Conflict Minerals data from the supply chain. To assist us with this survey we retained an expert outside consulting firm.  As an on-going project for nearly four years, each Category Two and Three supplier is asked to provide 3TG information, always leveraging the latest EICC/GeSI format. As a formal process, we make minimally three separate attempts to contact Category Two and Three suppliers who have yet to provide a complete EICC form or who have provided an outdated EICC form. At of the time of this filing we have received responses from Category Two and Three suppliers covering 21,359 unique parts; these parts represent approximately 92% of the parts which are likely to contain 3TG minerals that were used in our end products sold in calendar year 2016.  This is up from 88% in 2015, 77% in 2014, and 56% in 2013. These parts have the following EICC report status:  39% have been found to be “DRC Conflict Free” (up from 36% in 2015); 40% are “DRC Conflict Undeterminable” (up from 39% in 2015); 11% show 3TG minerals were not used (up from 6% in 2015); 7% of the EICC forms are pending approval of our internal quality check (down from 19% in 2015); and approximately 2% of the parts are covered by suppliers who have yet to respond (down from 12% in 2015).  Due to the incomplete dataset, our conflict minerals classification is currently DRC conflict undeterminable.

For suppliers who have responded to our request for 3TG country of origin, we have been able to determine the following smelter/country information:

Change in number of
Minerals	Smelter / Country of origin may include the following	Countries of origin
Gold

Australia, Austria, Belgium, Brazil, Canada, Chile, China, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, South Korea, Kyrgyzstan, Mexico, Netherlands, New Zealand, Philippines, Poland, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Uzbekistan, Zimbabwe

14 in 2013 29 in 2014 35 in 2015 36 in 2016
Tantalum	Austria, Brazil, China, Estonia, Germany, India, Japan, Kazakhstan, Macedonia, Mexico, Russian Federation, South Africa, Thailand, United States	7 in 2013 13 in 2014 12 in 2015 14 in 2016
Tin	Belgium, Bolivia, Brazil, China, Germany, Indonesia, Japan, Malaysia, Peru, Philippines, Poland, Russian Federation, Rwanda, Spain, Taiwan, Thailand, United States, Vietnam	11 in 2013 14 in 2014 17 in 2015 18 in 2016
Tungsten	Austria, Brazil, China, Germany, Japan, South Korea, Philippines, Russian Federation, United States, Vietnam	6 in 2013 7 in 2014 7 in 2015 10 in 2016

Coherent believes, to the extent reasonably determinable, the following table presents all smelters which, to the extent known, processed the necessary 3TG minerals that are used in Coherent products during the reporting period. Smelter information was provided to Coherent by the suppliers through their EICC/GeSI reporting form.

Metal	Smelter	Location
Gold	Advanced Chemical Company	Warwick, Rhode Island, USA
Gold	Aida Chemical Industries Co., Ltd.	Fuchu, Tokyo, Japan
Gold	Al Etihad Gold Refinery DMCC	Dubai, Dubai, United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Pforzheim, Baden-Württemberg, Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk, Tashkent Province, Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Nova Lima, Minas Gerais, Brazil

Gold	Argor-Heraeus S.A.	Mendrisio, Ticino, Switzerland
Gold	Asahi Pretec Corp.	Kobe, Hyogo, Japan
Gold	Asahi Refining Canada Ltd.	Brampton, Ontario, Canada
Gold	Asahi Refining USA Inc.	Salt Lake City, Utah, USA
Gold	Asaka Riken Co., Ltd.	Tamura, Fukushima, Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Istanbul, Istanbul Province, Turkey
Gold	Aurubis AG	Hamburg, Hamburg State, Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Quezon City, Manila, Philippines
Gold	Boliden AB	Skelleftehamn, Västerbotten, Sweden
Gold	C. Hafner GmbH + Co. KG	Pforzheim, Baden-Württemberg, Germany
Gold	Caridad	Nacozari, Sonora, Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Montréal, Quebec, Canada
Gold	Cendres + Métaux S.A.	Biel-Bienne, Bern, Switzerland
Gold	Chimet S.p.A.	Arezzo, Tuscany, Italy
Gold	Chugai Mining	Chiyoda, Yunnan, Japan
Gold	Daejin Indus Co., Ltd.	Namdong-gu, Incheon, South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	Huangshi, Huabei, China
Gold	DODUCO GmbH	Pforzheim, Baden-Württemberg, Germany
Gold	Dowa	Kosaka, Akita, Japan
Gold	DSC (Do Sung Corporation)	Gimpo, Gyeonggi, South Korea
Gold	Eco-System Recycling Co., Ltd.	Honjo, Saitama, Japan
Gold	Elemetal Refining, LLC	Jackson, Ohio, USA
Gold	Emirates Gold DMCC	Dubai, Dubai, United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Msasa, Harare, Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Lanzhou, Gansu, China
Gold	Geib Refining Corporation	Warwick, Rhode Island, USA
Gold	Guangdong Jinding Gold Limited	Guangzhou, Guangdong, China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Zhaoyuan, Shandong, China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Fuyang, Zhejiang, China
Gold	Heimerle + Meule GmbH	Pforzheim, Baden-Württemberg, Germany
Gold	Heraeus Ltd. Hong Kong	Fanling, Hong Kong, China
Gold	Heraeus Precious Metals GmbH & Co. KG	Hanau, Hesse, Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	Yuanling, Hunan, China
Gold	HwaSeong CJ Co., Ltd.	Danwon, Gyeonggi, South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Hohhot, Inner Mongolia, China
Gold	Ishifuku Metal Industry Co., Ltd.	Soka, Saitama, Japan
Gold	Istanbul Gold Refinery	Kuyumcukent, Istanbul, Turkey
Gold	Japan Mint	Osaka, Kansai, Japan
Gold	Jiangxi Copper Co., Ltd.	Guixi City, Jiangxi, China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Verkhnyaya Pyshma, Sverdlovsk, Russian Fed.

Gold	JSC Uralelectromed	Verkhnyaya Pyshma, Sverdlovsk, Russian Fed.
Gold	JX Nippon Mining & Metals Co., Ltd.	Ōita, Ōita, Japan
Gold	Kaloti Precious Metals	Dubai, Dubai, United Arab Emirates
Gold	Kazakhmys Smelting LLC	Balkhash, Karaganda Region, Kazakhstan
Gold	Kazzinc	Ust-Kamenogorsk, East Kazakhstan, Kazakhstan
Gold	Kennecott Utah Copper LLC	Magna, Utah, USA
Gold	KGHM Polska Miedź Spółka Akcyjna	Lubin, Lower Silesian Voivodeship, Poland
Gold	Kojima Chemicals Co., Ltd.	Sayama, Saitama, Japan
Gold	Korea Zinc Co., Ltd.	Gangnam, Seoul, South Korea
Gold	Kyrgyzaltyn JSC	Bishkek, Chuy Province, Kyrgyzstan
Gold	L’azurde Company For Jewelry	Riyadh, Riyadh Province, Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	Lingbao, Henan, China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao, Henan, China
Gold	LS-NIKKO Copper Inc.	Onsan-eup, Ulsan, South Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Luoyang, Henan, China
Gold	Materion	Buffalo, New York, USA
Gold	Matsuda Sangyo Co., Ltd.	Iruma, Saitama, Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	Kwai Chung, Hong Kong, China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Tuas, Singapore, Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	Suzhou Industrial Park, Jiangsu, China
Gold	Metalor Technologies S.A.	Marin, Neuchâtel, Switzerland
Gold	Metalor USA Refining Corporation	North Attleboro, Massachusetts, USA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Torreon, Coahuila, Mexico
Gold	Mitsui Mining and Smelting Co., Ltd.	Takehara, Hiroshima, Japan
Gold	MMTC-PAMP India Pvt., Ltd.	Mewat, Haryana, India
Gold	Morris and Watson	Onehunga, Auckland, New Zealand
Gold	Moscow Special Alloys Processing Plant	Obrucheva, Moscow Region, Russian Fed.
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Bahçelievler, Istanbul, Turkey
Gold	Navoi Mining and Metallurgical Combinat	Navoi, Navoi Province, Uzbekistan
Gold	Nihon Material Co., Ltd.	Noda, Chiba, Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Vienna, Vienna, Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Nara-shi, Nara, Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Krasnoyarsk, Krasnoyarsk Krai, Russian Fed.
Gold	OJSC Novosibirsk Refinery	Novosibirsk, Novosibirsk Province, Russian Fed.
Gold	PAMP S.A.	Castel San Pietro, Ticino, Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai, Shandong, China
Gold	Prioksky Plant of Non-Ferrous Metals	Kasimov, Ryazan, Russian Fed.

Gold	PT Aneka Tambang (Persero) Tbk	Jakarta, Java, Indonesia
Gold	PX Précinox S.A.	La Chaux-de-Fonds, Neuchâtel, Switzerland
Gold	Rand Refinery (Pty) Ltd.	Germiston, Gauteng, South Africa
Gold	Republic Metals Corporation	Miami, Florida, USA
Gold	Royal Canadian Mint	Ottawa, Ontario, Canada
Gold	Sabin Metal Corp.	Williston, North Dakota, USA
Gold	Samduck Precious Metals	Namdong, Incheon, South Korea
Gold	Samwon Metals Corp.	Changwon, Gyeongsangnam, South Korea
Gold	SAXONIA Edelmetalle GmbH	Halsbrücke, Saxony, Germany
Gold	Schone Edelmetaal B.V.	Amsterdam, North Holland, Netherlands
Gold	SEMPSA Joyería Platería S.A.	Madrid, Community of Madrid, Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Laizhou, Yantai, China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Zhaoyuan, Shandong, China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Chengdu, Sichuan, China
Gold	Singway Technology Co., Ltd.	Dayuan, Taoyuan, Taiwan, Province Of China
Gold	So Accurate Group, Inc.	Long Island City, New York, USA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Shyolkovo, Moscow Region, Russian Fed.
Gold	Solar Applied Materials Technology Corp.	Tainan City, Taiwan, Taiwan, Province Of China
Gold	Sudan Gold Refinery	Khartoum, Khartoum State, Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Saijo, Ehime, Japan
Gold	T.C.A S.p.A	Capolona, Tuscany, Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Hiratsuka, Kanagawa, Japan
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Chengdu, Sichuan, China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Laizhou, Shandong, China
Gold	Tokuriki Honten Co., Ltd.	Kuki, Saitama, Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Tongling, Anhui, China
Gold	Torecom	Asan, Chungcheong, South Korea
Gold	Umicore Brasil Ltda.	Guarulhos, São Paulo, Brazil
Gold	Umicore Precious Metals Thailand	Dokmai, Pravet, Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Hoboken, Antwerp, Belgium
Gold	United Precious Metal Refining, Inc.	Alden, New York, USA
Gold	Valcambi S.A.	Balerna, Ticino, Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Newburn, Western Australia, Australia
Gold	WIELAND Edelmetalle GmbH	Pforzheim, Baden-Württemberg, Germany
Gold	Yamamoto Precious Metal Co., Ltd.	Osaka, Kansai, Japan
Gold	Yokohama Metal Co., Ltd.	Sagamihara, Kanagawa, Japan
Gold	Yunnan Copper Industry Co., Ltd.	Kunming, Yunnan, China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Sanmenxia, Henan, China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Shanghang, Fujian, China

Gold	Mitsubishi Materials Corporation	Naoshima, Kagawa, Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha, Hunan, China
Tantalum	D Block Metals, LLC	Gastonia, North Carolina, USA
Tantalum	Duoluoshan	Sihui City, Guangdong, China
Tantalum	Exotech Inc.	Pompano Beach, Florida, USA
Tantalum	F&X Electro-Materials Ltd.	Jiangmen, Guangdong, China
Tantalum	FIR Metals & Resource Ltd.	Zhuzhou, Hunan, China
Tantalum	Global Advanced Metals Aizu	Aizuwakamatsu, Fukushima, Japan
Tantalum	Global Advanced Metals Boyertown	Boyertown, Pennsylvania, USA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Yingde, Guangdong, China
Tantalum	H.C. Starck Co., Ltd.	Map Ta Phut, Rayong, Thailand
Tantalum	H.C. Starck GmbH Goslar	Goslar, Lower Saxony, Germany
Tantalum	H.C. Starck GmbH Laufenburg	Laufenburg, Baden-Württemberg, Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Hermsdorf, Thuringia, Germany
Tantalum	H.C. Starck Inc.	Newton, Massachusetts, USA
Tantalum	H.C. Starck Ltd.	Mito, Ibaraki, Japan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang, Hunan, China
Tantalum	Hi-Temp Specialty Metals, Inc.	Yaphank, New York, USA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Fengxin, Jiangxi, China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Jiujiang, Jiangxi, China
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang, Jiangxi, China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang, Jiangxi, China
Tantalum	KEMET Blue Metals	Matamoros, Tamaulipas, Mexico
Tantalum	King-Tan Tantalum Industry Ltd.	Yifeng, Jiangxi, China
Tantalum	LSM Brasil S.A.	São João del Rei, Minas Gerais, Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	District Raigad, Maharashtra, India
Tantalum	Mineração Taboca S.A.	Presidente Figueiredo, Amazonas, Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Omuta, Fukuoka, Japan
Tantalum	Molycorp Silmet A.S.	Sillamäe, Ida-Virumaa, Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Shizuishan City, Ningxia, China
Tantalum	Plansee SE Liezen	Liezen, Styria, Austria
Tantalum	Plansee SE Reutte	Reutte, Tyrol, Austria
Tantalum	QuantumClean	Fremont, California, USA
Tantalum	Resind Indústria e Comércio Ltda.	São João del Rei, Minas gerais, Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	Zhuzhou, Hunan, China
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk, Perm Krai, Russian Fed.
Tantalum	Taki Chemical Co., Ltd.	Harima, Hyogo, Japan
Tantalum	Telex Metals	Croydon, Pennsylvania, USA
Tantalum	Tranzact, Inc.	Lancaster, Pennsylvania, USA
Tantalum	Ulba Metallurgical Plant JSC	Ust-Kamenogorsk, East Kazakhstan, Kazakhstan

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	YunFu City, Guangdong, China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yifeng, Jiangxi, China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	Zhuzhou, Hunan, China
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Laufenburg, Baden-Württemberg, Germany
Tantalum	Global Advanced Metals Aizu	Aizuwakamatsu, Fukushima, Japan
Tantalum	KEMET Blue Powder	Mound House, Nevada, USA
Tantalum	Power Resources Ltd.	Skopje, The Skopje Statistical Region, Macedonia (The Former Yugoslav Republic Of)
Tin	Alpha	Altoona, Pennsylvania, USA
Tin	An Vinh Joint Stock Mineral Processing Company	Quy Hop, Nghe An, Viet Nam
Tin	China Tin Group Co., Ltd.	Laibin, Guangxi, China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	Hezhou, Guangxi, China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Ariquemes, Rondonia, Brazil
Tin	CV Ayi Jaya	Sungailiat, Bangka, Indonesia
Tin	CV Gita Pesona	Sungailiat, Bangka, Indonesia
Tin	CV Serumpun Sebalai	Pangkalan, Bangka, Indonesia
Tin	CV United Smelting	Pangkal Pinang, Bangka, Indonesia
Tin	CV Venus Inti Perkasa	Pangkal Pinang, Bangka, Indonesia
Tin	Dowa	Kosaka, Akita, Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tinh Tuc, Cao Bang, Viet Nam
Tin	Elmet S.L.U.	Berango, Vizcaya, Spain
Tin	EM Vinto	Oruro, Cercado, Bolivia (Plurinational State Of)
Tin	Estanho de Rondônia S.A.	Ariquemes, Rondônia, Brazil
Tin	Fenix Metals	Chmielów, Subcarpathian Voivodeship, Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	Gejiu, Yunnan, China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu, Yunnan, China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Gejiu, Yunnan, China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Gejiu, Yunnan, China
Tin	Huichang Jinshunda Tin Co., Ltd.	Ganzhou, Jiangxi, China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Yichun, Jiangxi, China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	São João del Rei, Minas Gerais, Brazil
Tin	Malaysia Smelting Corporation (MSC)	Butterworth, Penang, Malaysia
Tin	Melt Metais e Ligas S.A.	Ariquemes, Rondonia, Brazil
Tin	Metallic Resources, Inc.	Twinsburg, Ohio, USA
Tin	Metallo-Chimique N.V.	Beerse, Antwerp, Belgium
Tin	Mineração Taboca S.A.	Bairro Guarapiranga, São Paulo, Brazil
Tin	Minsur	Paracas, Ica, Peru

Tin	Mitsubishi Materials Corporation	Asago, Hyogo, Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Ganzhou, Jiangxi, China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Quy Hop, Nghe An, Viet Nam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Nongkham Sriracha, Chonburi, Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Cavite Economic Zone, Rosario Cavite, Philippines
Tin	Operaciones Metalurgical S.A.	Oruro, Cercado, Bolivia (Plurinational State Of)
Tin	Phoenix Metal Ltd.	Jabana, Kigali, Rwanda
Tin	PT Aries Kencana Sejahtera	Pemali, Bangka, Indonesia
Tin	PT Artha Cipta Langgeng	Sungailiat, Bangka, Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Sungailiat, Bangka, Indonesia
Tin	PT Babel Inti Perkasa	Lintang, Bangka, Indonesia
Tin	PT Bangka Prima Tin	Kabupaten, Bangka, Indonesia
Tin	PT Bangka Tin Industry	Sungailiat, Bangka, Indonesia
Tin	PT Belitung Industri Sejahtera	Pangkal Pinang, Bangka, Indonesia
Tin	PT Bukit Timah	Pangkal Pinang, Bangka, Indonesia
Tin	PT Cipta Persada Mulia	Pangkal Pinang, Bangka, Indonesia
Tin	PT DS Jaya Abadi	Pangkal Pinang, Bangka, Indonesia
Tin	PT Eunindo Usaha Mandiri	Karimun, Kepulauan Riau, Indonesia
Tin	PT Inti Stania Prima	Sungailiat, Bangka, Indonesia
Tin	PT Justindo	Kabupaten, Bangka, Indonesia
Tin	PT Karimun Mining	Karimun, Kepulauan Riau, Indonesia
Tin	PT Mitra Stania Prima	Sungailiat, Bangka, Indonesia
Tin	PT Panca Mega Persada	Sungailiat, Bangka, Indonesia
Tin	PT Prima Timah Utama	Pangkal Pinang, Bangka, Indonesia
Tin	PT Refined Bangka Tin	Sungailiat, Bangka, Indonesia
Tin	PT Sariwiguna Binasentosa	Pangkal Pinang, Bangka, Indonesia
Tin	PT Stanindo Inti Perkasa	Pangkal Pinang, Bangka, Indonesia
Tin	PT Sumber Jaya Indah	Pangkal Pinang, Bangka, Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Kundur, Riau Islands, Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Mentok, Bangka, Indonesia
Tin	PT Tinindo Inter Nusa	Pangkal Pinang, Bangka, Indonesia
Tin	PT Tirus Putra Mandiri	Bogor, West Java, Indonesia
Tin	PT Tommy Utama	Sumping Desa Batu Peyu, Belitung, Indonesia
Tin	PT Wahana Perkit Jaya	Topang Island, Riau Province, Indonesia
Tin	Rui Da Hung	Longtan Shiang Taoyuang, Taiwan, Taiwan, Province Of China
Tin	Soft Metais Ltda.	Bebedouro, São Paulo, Brazil
Tin	Thaisarco	Amphur Muang, Phuket, Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tan Quang, Tuyen Quang, Viet Nam
Tin	VQB Mineral and Trading Group JSC	Nguyen Van Ngoc, Hanoi, Viet Nam
Tin	White Solder Metalurgia e Mineração Ltda.	Ariquemes, Rondonia, Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Gejiu, Yunnan, China

Tin	Yunnan Tin Company Limited	Gejiu, Yunnan, China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Qiaokou, Hunan, China
Tin	CV Dua Sekawan	Pangkal Pinang, Bangka, Indonesia
Tin	CV Tiga Sekawan	Pangkal Pinang, Bangka, Indonesia
Tin	PT Kijang Jaya Mandiri	Sungailiat, Bangka, Indonesia
Tin	HuiChang Hill Tin Industry Co., Ltd.	Ganzhou, Jiangxi, China
Tin	Gejiu Fengming Metallurgy Chemical Plant	Gejiu, Yunnan, China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Guanyang, Guangxi, China
Tin	Gejiu Jinye Mineral Company	Gejiu, Yunnan, China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Toyama City, Toyama, Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vinh Bao District, Hai Phong, Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou, Hunan, China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	Dayu Country, Jiangxi, China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Yanshi, Fujian, China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Global Tungsten & Powders Corp.	Towanda, Pennsylvania, USA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Chaozhou, Guangdong, China
Tungsten	H.C. Starck GmbH	Goslar, Lower Saxony, Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Yuanling, Hunan, China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hengyang, Hunan, China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hengyang, Hunan, China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hengyang, Hunan, China
Tungsten	Hydrometallurg, JSC	Nalchik, Kabardino-Balkar Republic, Russian Fed.
Tungsten	Japan New Metals Co., Ltd.	Akita City, Akita, Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Xiushui, Jiangxi, China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Gao’an, Jiangxi, China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tonggu, Jiangxi, China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Ganzhou, Jiangxi, China

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Xiushui, Jiangxi, China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Kennametal Fallon	Fallon, Nevada, USA
Tungsten	Kennametal Huntsville	Huntsville, Alabama, USA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Nanfeng Xiaozhai, Yunnan, China
Tungsten	Niagara Refining LLC	Depew, New York, USA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Dai Tu, Thai Nguyen, Viet Nam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Halong City, TayNinh, Viet Nam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Halong City, Quang Ninh, Viet Nam
Tungsten	Wolfram Bergbau und Hütten AG	St. Martin i-S, Styria, Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen, Fujian, China
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen, Fujian, China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Shaoguan, Guangdong, China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Woltech Korea Co., Ltd.	Gyeongju, Gyeongsanbuk, South Korea
Tungsten	Moliren Ltd	Roshal, Moscow Region, Russian Fed.

Rofin Acquisition

In 2016, Coherent completed the acquisition of Rofin-Sinar Technologies, Inc. This acquisition significantly increased the size and complexity of Coherent’s product portfolio and supply chain. This 2016 CM Report includes all information provided to Coherent regarding the Rofin-Sinar Conflict Minerals program.

The Rofin-Sinar Conflict Minerals program reported a total of 308 unique smelters as documented on the Rofin-Sinar Conflict Minerals Reporting Template.   The Coherent / Rofin-Sinar Conflict Minerals report has a smelter match rate of 74% (229 of the smelters that appear on the Coherent CMRT also appear on the Rofin-Sinar CMRT).  The Coherent Conflict Minerals program lists 53 smelters that were not included on the Rofin-Sinar CMRT. The Rofin-Sinar Conflict Minerals Reporting Template includes an additional 77 smelters that were not included in Coherent’s historical due diligence program. The 77 new smelters are listed below:

Metal	Smelter Name	Country
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Bauer Walser AG	Germany
Gold	Caridad	Mexico
Gold	China National Gold Group Corporation	China
Gold	Colt Refining	United States
Gold	Doduco	Germany

Gold	Elemetal Refining, LLC	United States
Gold	Faggi Enrico S.p.A.	Italy
Gold	Guangdong Gaoyao Co	China
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Canada	Canada
Gold	Johnson Matthey Inc.	United States
Gold	Lingbao Gold Company Limited	China
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Metalor Technologies SA	Switzerland
Gold	Mitsubishi Materials Corporation	Japan
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP SA	Switzerland
Gold	PX Précinox SA	Switzerland
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	China
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	Valcambi SA	Switzerland
Gold	Yantai NUS Safina tech environmental Refinery Co. Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	Kemet Blue Powder	United States
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Taki Chemicals	Japan
Tantalum	Tantalite Resources	South Africa
Tantalum	Zhuzhou Cemented Carbide	China
Tin	China Rare Metal Material Co., Ltd.	China
Tin	CV Makmur Jaya	Indonesia
Tin	Dowa	Japan

Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Jiangxi Nanshan	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallo Chimique	Belgium
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Donna Kembara Jaya	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HANJAYA PERKASA METALS	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Rajwa International	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Singkep Times Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.?	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Wolfram Company CJSC	Russian Federation

Due Diligence

We are required to perform due diligence in order to determine the conflict minerals status of the necessary conflict minerals used in our products.  Our due diligence processes and efforts have been developed to conform in all material respects with the 2nd edition of The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold and for tin, tantalum and tungsten (OECD Guidance).  The OECD Guidance provides a five-step framework for risk-based due diligence in the mineral supply chain:  (1) establish strong company management systems; (2) identify and assess risk in the supply chain; (3) design and implement a strategy to respond to identified risks; (4) carry out independent third-party audit of supply chain due diligence at identified points in the supply chain; and (5) report on supply chain due diligence.  We provide further information on each of these elements below.

(1)                                 Establish strong company management systems

In an effort to establish strong management systems, we have:

•                  adopted a corporate policy on conflict-free sourcing including a stated goal to not knowingly source any metals from operations that fund conflict. Further, the policy states that Coherent will seek alternate sources of 3TG if any of our suppliers cannot demonstrate adequate due diligence documenting that the metals used in the manufacture of our products are conflict-free.

•                  posted our corporate policy on our Internet site, https://cohrcdn.azureedge.net/assets/pdf/ConflictMinerals_Policy_Dec2013.pdf. The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference in this Conflict Minerals Report.

•                  established a Supplier Environmental Compliance Requirements document outlining the expectation for every supplier to provide Conflict Minerals declaration for all parts and materials provided to Coherent using the EICC/GeSi format. We are currently evaluating the impact of requiring such documentation to be completed prior to the retention of any new supplier on a worldwide basis.

•                  established an internal management system leveraging the industry standard EICC/GeSI form to collect conflict minerals data from all in-scope and active suppliers. As noted above, we have identified over 2,000 suppliers representing over 25,000 unique parts were identified and are a part of our Conflict Minerals management program. Surveys have been set to all suppliers with multiple attempts to contact those suppliers who have yet to respond. Each returned survey is audited internally for its completeness and any potential inconsistencies. Progress is regularly reported to senior leadership and shared with the Corporate Supply Chain organization.

(2)         Identify and assess risk in the supply chain

In an effort to identify and assess risk in the supply chain, we have:

•                  required all in-scope suppliers to disclose active smelters and refiners through the submittal of a complete EICC/GeSi form. Smelters are reviewed to determine whether they are active in the Conflict-Free Smelter Program (“CFSP”).  Pursuant to our corporate policy, future decisions on sourcing will be impacted by a supplier’s response and their participation in the CFSP program.

•                  engaged directly with each Category One supplier to confirm that each such supplier is providing us with a completed EICC form and, where appropriate, will consider other suppliers if the supplier is unable to declare their products as DRC Conflict Free.

(3)         Design and implement a strategy to respond to identified risks

In an effort to design and implement a strategy to respond to identified risks, we:

•                  regularly report to senior management on the status of our Conflict Minerals Program. Additionally, conflict minerals status updates are included in our ISO140000 review management meetings.

•                  regularly review our contingency planning for our supply chain, including replacement risk for those suppliers who have not yet replied to our information requests.

(4)         Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

•                  We do not have a direct supplier relationship with smelters. We will continue to support the development and implementation of independent third party audits of smelters such as the Conflict-Free Smelter Program and will encourage our suppliers to purchase materials from audited, conflict-free smelters.  We are continuing to evaluate direct independent third party audits of our Category One suppliers and an assessment of their diligence steps taken with regards to any purchases made from smelters.

(5)         Report on supply chain due diligence

In an effort to report on supply chain due diligence, we have:

•                  leveraged our new Corporate Policy on Conflict Minerals and Environmental Requirements document, which is provided to all current suppliers (as well as future potential suppliers). Further, suppliers are encouraged to sign a ‘Certificate of Compliance with Coherent’s Environmental Policy’, which includes the obligation to provide Conflict Minerals declarations.

•                  filed this Conflict Minerals Report as an Exhibit to our Form SD and publicly disclosed it on our Internet site at www.coherent.com under Company— Environmental Policy.

Additional Risk Mitigation Steps

As noted above. We have made the determination that our products are DRC conflict undeterminable due to the incomplete dataset provided by our suppliers. While we experienced a significant increase in EICC/GeSI supplier responses as compared against the 2013, 2014 and 2015 reporting periods,  we will continue to take additional measures to improve our conflict minerals program including:

•                  working with our smaller suppliers to further educate them on the Conflict Minerals rule and assist them in completing the EICC/GeSI form;

•                  critically evaluating the business relationship with suppliers who refuse to provide a complete assessment of their conflict minerals status;

•                  identifying alternate supply sources for suppliers who respond as “Not Conflict Free”; and

•                  requesting that all smelters identified in the EICC/GeSI survey participate in a program such as the Conflict Free Smelter (CFS) program in order to obtain a “conflict-free” designation.